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                                                                    EXHIBIT 99.6

                             SIEBEL SYSTEMS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held On May __, 1998

The undersigned hereby appoints Thomas M. Siebel and Howard H. Graham and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Siebel Systems, Inc., which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Siebel Systems, Inc. to be held at 1855 South Grant Street, San Mateo, CA 94402 on MAY [ ], 1998 at 1:00 p.m. (local time, and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

       UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1:  To approve the issuance of shares of common stock, $0.001 par value per share, of Siebel Systems, Inc., a Delaware corporation ("Siebel"), pursuant to the Agreement and Plan of Merger and Reorganization by and among Siebel, Scopus Technology, Inc., a California corporation ("Scopus"), and Syracuse Acquisition, Inc., a California corporation and wholly owned subsidiary of Siebel ("Merger Sub") (the "Reorganization Agreement"). Pursuant to the Reorganization Agreement, Merger Sub will be merged with and into Scopus and Scopus will become a wholly owned subsidiary of Siebel.

                          + For  + Against  + Abstain

                  (Continued and to be signed on other side)
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DATED __________________ , 1998       __________________________________________

                                      __________________________________________
                                      SIGNATURE(S)

                                      Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

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